SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                  June 16, 1998
                Date of Report (Date of earliest event reported)



                           Supertel Hospitality, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware               7011             47-0774097
     (State or other          (Commission       (IRS Employer
     jurisdiction of          File Number)    Identification No.)
     incorporation)


     309 North 5th Street, Norfolk, Nebraska        68701
     (Address of principal executive offices)     (Zip Code)



               Registrant's telephone number, including area code
                                 (402) 371-2520















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Item 5.   OTHER EVENTS.

     A complaint (the "Complaint") has been filed against the registrant, the members of its board of directors, and PMC Commercial Trust, Ltd. ("PMC") in the Delaware Court of Chancery in New Castle County. The Complaint was purportedly filed on behalf of a stockholder of the registrant, and seeks certification as a class action. The Complaint alleges, among other things, that by entering into a merger agreement and related agreements with PMC, the registrant's board of directors did not act in good faith and in compliance with their fiduciary duties to the registrant's stockholders. The Complaint seeks to enjoin the proposed merger of the registrant with PMC, rescission of the contemplated merger, if consummated, and/or compensatory damages, attorneys fees, and other relief. A copy of the Complaint is attached hereto as Exhibit 99.1. The registrant believes that there is no merit to the allegations of the Complaint and intends to vigorously defend the action.

Item 7.           Exhibits.

         99.1     Complaint




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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SUPERTEL HOSPITALITY, INC.

                                                  /s/ Paul Schulte
June 16, 1998                                By:__________________________
                                                Paul Schulte
                                                President and
                                                Chief Executive Officer


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